FOR IMMEDIATE RELEASE Media Contact: Breeanna Straessle 615.986.5886 media.relations@lpcorp.com Investor Contact: Aaron Howald 615.986.5792 Aaron.Howald@lpcorp.com LP Building Solutions Names Jason Ringblom President, Unifies Manufacturing and Sales to Accelerate Growth Strategic shift to streamline operations, enhance customer experience, and support long-term succession planning NASHVILLE, Tenn. (April 3, 2025) – LP Building Solutions (LP), a leading manufacturer of high-performance building products, today announced the appointment of Executive Vice President, General Manager of Siding Jason Ringblom to the newly created role of President, overseeing all manufacturing and commercial operations, effective April 7, 2025. This leadership transition is part of LP’s long-term succession planning, ensuring continuity of strong leadership and positioning the company for its next phase of growth. With this new structure, LP has eliminated the North American Business General Manager positions, and Ringblom will continue reporting to LP Chair & CEO Brad Southern. “On behalf of the Board of Directors, I am pleased to have Jason serve as President and look forward to working with him in this new role,” said Southern. “Having served as General Manager for both LP’s OSB and Siding businesses, I am confident that Jason is the ideal leader to help drive LP’s ongoing strategic transformation.” Since 2018, LP has pursued a successful strategy of growth, specialization, and value creation. Building on this foundation, it is now streamlining operations by integrating Siding and OSB manufacturing and consolidating all market- facing activities under a single leader, Ringblom. This new structure enhances efficiency, strengthens customer engagement, and accelerates long-term strategic execution. By integrating operations, LP will better leverage its product portfolio—optimizing Siding, Structural Solutions, and OSB as a cohesive offering to enhance its competitive advantage. This approach simplifies processes, making it easier for customers to do business with LP while improving service and responsiveness. The new structure also increases agility, enabling faster, more informed decision-making and optimized resource allocation. However, there are no immediate plans to change financial reporting segments. As President, Ringblom will lead this transition, defining the new structure, appointing leadership, and aligning processes to ensure a seamless integration. As part of these changes, LP General Manager of South America Frederick Price will now report to Ringblom. “I am honored to lead LP’s transition to a more unified structure and excited to work with all 4,300 LP team members as we advance LP’s strategic transformation,” said Ringblom.

With more than 20 years at LP, including eight years on the Executive Team, Ringblom brings extensive expertise in sales, marketing, and operations. Having progressed through key leadership roles at the company—including General Sales Manager, Vice President of OSB Sales & Marketing, Executive Vice President & General Manager of OSB, and most recently, Executive Vice President & General Manager of Siding—he is well-equipped to drive this transformation. His collaborative leadership style, strategic vision, and ability to drive results position LP for continued success. In addition to Ringblom’s appointment as President, LP has also appointed Craig Sichling to the newly created role of Senior Vice President, Chief Commercial Officer and named three new Vice Presidents, including Vice President of National Accounts Jeremy Sellers, Vice President of Field Sales Mitch Kingston, and Vice President of Supply Chain & Customer Experience Cody Austell. These changes are designed to strengthen LP’s commitment to serving customers, ensuring the company continues to deliver high-quality building products and innovative solutions to meet their evolving needs. About LP Building Solutions As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP’s extensive portfolio of innovative and dependable products includes Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding and LP® Outdoor Building Solutions®), LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub- Flooring, LP® FlameBlock® Fire-Rated Sheathing, LP NovaCore® Thermal Insulated Sheathing and LP® TopNotch® 350 Durable Sub-Flooring) and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 22 manufacturing facilities across the U.S., Canada, Chile and Brazil. For more information, visit LPCorp.com. ###